Filed Pursuant to Rule 424(b)(5)

Registration No. 333-221443

PROSPECTUS

$100,000,000
Common Stock

We have entered into an At Market Issuance Sales Agreement with B. Riley FBR, Inc., or the Agent, relating to shares of our common stock offered by this prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $100.0 million from time to time through the Agent.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “SRNE.” On December 5, 2017, the last reported sale price of our common stock was $2.325.

Sales of our common stock, if any, under this prospectus may be made in sales deemed to be “at the market equity offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended. The Agent will act as a sales agent on a best efforts basis using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to the Agent for sales of common stock sold pursuant to the sales agreement is an aggregate of 3% of the gross proceeds of the sales price per share. In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Investing in our common stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” on page S-3 of this prospectus, and under similar headings in the documents that are incorporated by reference into this prospectus.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

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B. Riley FBR

The date of this prospectus is December 6, 2017.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities Exchange Commission, or the SEC, utilizing a “shelf” registration process. This prospectus relates only to an offering of up to $100.0 million of shares of our common stock through the Agent. These sales, if any, will be made pursuant to the terms of the At Market Issuance Sales Agreement entered into between us and the Agent on November 9, 2017, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Before you invest, you should carefully read this prospectus, all information incorporated by reference herein and the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference”. These documents contain information you should consider when making your investment decision. To the extent that any statement that we make in this prospectus is inconsistent with statements made in any documents incorporated by reference, the statements made in this prospectus will be deemed to modify or supersede those made in such documents incorporated by reference.

You should rely only on the information contained or incorporated by reference in this prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you. We have not, and the Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the Agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein and any free writing prospectus we provide you is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, including the documents incorporated by reference herein, when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.” The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States, or the U.S., who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the U.S. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise indicated, information contained in this prospectus or the documents incorporated by reference herein concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed with the Securities and Exchange Commission, or SEC, on March 22, 2017, as amended, and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, as filed with the SEC on November 9, 2017, which are incorporated by reference into this prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Disclosure Regarding Forward-Looking Statements.”

General information about us can be found on our website at www.sorrentotherapeutics.com. The information on our website is for informational purposes only and should not be relied on for investment purposes. The information on our website is not incorporated by reference into either this prospectus and should not be considered part of this or any other report filed with the SEC.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus and the accompanying prospectus, including the information incorporated by reference into this prospectus and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus on page S-3 and in the documents incorporated by reference into this prospectus and the accompanying prospectus.

The Offering

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $100.0 million.

Manner of offering	“At the market offering” that may be made from time to time through our sales agent, B. Riley FBR, Inc. See “Plan of Distribution” on page S-7.

Use of Proceeds	We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock. We reserve the right, at the sole discretion of our management, to reallocate the proceeds of this offering in response to developments in our business and other factors. See “Use of Proceeds” on page S-5.

Risk Factors	Investing in our common stock involves a high degree of risk. Please read the information contained in and incorporated by reference under the heading “Risk Factors” on page S-3 of this prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus.

Nasdaq Capital Market Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “SRNE.”

RISK FACTORS

Investing in our common stock involves risk. Before deciding whether to invest in our common stock, you should consider carefully the risks and uncertainties described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent annual report on Form 10-K, as revised or supplemented by our most recent quarterly report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Disclosure Regarding Forward-Looking Statements.”

Risks Related to This Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations. Pending their use, we may invest the net proceeds from this offering in short-term, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

You may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate 45,454,545 shares of our common stock are sold during the term of the sales agreement with the Agent at a price of $2.20 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 29, 2017, for aggregate gross proceeds of approximately $100.0 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.19 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2017 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The actual number of shares we will issue under the sales agreement with the Agent, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with the Agent and compliance with applicable law, we have the discretion to deliver placement notices to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Agent.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

Disclosure Regarding Forward-Looking Statements

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about Sorrento. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Sorrento. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 22, 2017, as amended, and elsewhere in the documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

We currently intend to use the net proceeds from this offering for working capital and general corporate purposes, which may include capital expenditures, research and development expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts, our funding requirements and the availability and costs of other funds. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of September 30, 2017.

Our pro forma net tangible book value at September 30, 2017 was $28.3 million, or $0.36 per share. After giving effect to the sale of our common stock during the term of the sales agreement with the Agent in the aggregate amount of $100,000,000 at an assumed offering price of $2.20 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 29, 2017, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2017 would have been approximately $125.2 million, or $1.01 per share of common stock. This represents an immediate increase in the net tangible book value of $0.65 per share to our existing stockholders and an immediate dilution in net tangible book value of $1.19 per share to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$2.20
Pro forma net tangible book value per share as of September 30, 2017	$0.36
Increase in net tangible book value per share attributable to this offering	$0.65
Pro forma as adjusted net tangible book value per share as of September 30, 2017, after giving effect to this offering		$1.01

Dilution per share to new investors purchasing shares in this offering		$1.19

The table above assumes for illustrative purposes that an aggregate of 45,454,545 shares of our common stock are sold during the term of the sales agreement with the Agent at a price of $2.20 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on November 29, 2017, for aggregate gross proceeds of approximately $100,000,000. The shares pursuant to the sales agreement with the Agent are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.20 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 the term of the sales agreement with the Agent is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $1.14 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $2.06 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $2.20 per share shown in the table above, assuming all of our common stock in the aggregate amount of $100,000,000 during the term of the sales agreement with the Agent is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.77 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $0.43 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The above discussion and table are based on 78,521,438 shares of our common stock issued and outstanding as of September 30, 2017 on a pro forma basis and excludes the following:

•	6,932,300 shares of our common stock issuable upon the exercise of stock options outstanding under our Amended and Restated 2009 Stock Incentive Plan, or our 2009 Plan, as of September 30, 2017, at a weighted-average exercise price of $5.14 per share;

•	3,200 shares of our common stock issuable upon the exercise of stock options outstanding under our Non-Employee Director Plan as of September 30, 2017, at a weighted-average exercise price of $1.12 per share;

•	3,849,796 shares of our common stock reserved for issuance under our 2009 Plan as of September 30, 2017; and

•	5,932,998 shares of our common stock issuable upon exercise of outstanding warrants as of September 30, 2017 at a weighted average exercise price of $7.80 per share.

To the extent that options or warrants outstanding as of September 30, 2017 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the sales agreement with B. Riley FBR, Inc., or the Agent, under which we may issue and sell our common stock from time to time through the Agent acting as sales agent. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions.

The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of common stock at a commission rate equal to 3.0% of the gross sales price per share sold. The Agent may also effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Agent and/or purchasers of shares of common stock from whom they may act as agent or to whom they may sell as principal. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $25,000. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $125,000.

Settlement for sales of common stock will generally occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all of our common stock subject to the sales agreement, or (ii) termination of the sales agreement as provided therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

LEGAL MATTERS

The validity of the issuance of the common stock offered by this prospectus will be passed upon for us by Paul Hastings LLP, Palo Alto, California. Duane Morris LLP is counsel for the Agent in connection with this offering.

EXPERTS

The consolidated financial statements as of and for the year ended December 31, 2016, and the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2016 of Sorrento Therapeutics, Inc. and subsidiaries, or the Company, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2016 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the Company’s ability to continue as a going concern and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of a material weakness), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sorrento Therapeutics, Inc. for each of the years in the two-year period ended December 31, 2015, incorporated by reference in this prospectus have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their reports incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Scilex Pharmaceuticals Inc. as of December 31, 2015 and 2014 and for each of the years then ended incorporated by reference in this prospectus have been so included in reliance on the report of BDO USA, LLP, independent auditors (the report on the financial statements contains an emphasis of matter paragraph regarding Scilex Pharmaceuticals Inc.’s ability to continue as a going concern) incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the SEC on March 22, 2017;

•	Our Amendment No. 1 to Annual Report on Form 10-K/A, filed with the SEC on March 27, 2017;

•	Our Amendment No. 2 to Annual Report on Form 10-K/A, filed with the SEC on April 28, 2017;

•	Our Amendment No. 3 to Annual Report on Form 10-K/A, filed with the SEC on June 26, 2017;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017, filed with the SEC on May 15, 2017;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017, filed with the SEC on August 9, 2017;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017, filed with the SEC on November 9, 2017;

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2017 (other than information disclosed under Item 7.01 thereof), March 20, 2017, March 21, 2017, March 24, 2017, April 13, 2017, April 19, 2017, April 28, 2017, May 4, 2017, June 1, 2017, June 13, 2017, June 29, 2017 (other than information disclosed under Item 7.01 thereof), July 13, 2017, July 31, 2017, August 21, 2017, October 2, 2017, October 6, 2017 and November 9, 2017;

•	Our Current Report on Form 8-K/A filed with the SEC on January 20, 2017; and

•	The description of our common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121
Attn: Corporate Secretary

Phone: (858) 203-4100

$100,000,000

Common Stock

PROSPECTUS

B. Riley FBR

December 6, 2017